Exhibit 99.1

Exicure Presents Promising Interim Results from Ongoing Phase 1b/2 Trial of Cavrotolimod at Virtual KOL Event Today

•Confirmed overall response rate (ORR) of 21% in the dose-escalation stage across all doses, confirmed ORR 33% at the highest and selected Phase 2 dose
•Target tumor shrinkage was observed in 37% of patients
•Preliminary data show activity in patients with melanoma, Merkel cell carcinoma (MCC), and cutaneous squamous cell carcinoma (CSCC)
•Phase 2 arms in both MCC and CSCC are currently recruiting

CHICAGO & CAMBRIDGE, Mass.—September 16, 2020 — Exicure, Inc. (NASDAQ: XCUR), the pioneer in gene regulatory and immunotherapeutic drugs utilizing proprietary spherical nucleic acid (SNA™) technology, announced that it will host a virtual Key Opinion Leader (KOL) event to present preliminary Phase 1b efficacy and safety data for its intratumoral product candidate, cavrotolimod, the company’s SNA-enabled TLR9 agonist being developed for the treatment of solid tumors, in combination with pembrolizumab. The event will take place today from 10:30 am – 12:00 pm ET.

The principal investigators of the Phase 1b portion of the trial, Dr. Steven O’Day and Dr. Shailender Bhatia, will be presenting and joining Exicure’s leadership team in discussing the clinical data and trial progress to date.

"We are excited by the durable responses we have seen in anti-PD-1 refractory patients, and look forward to further exploring the efficacy of cavrotolimod in these highly treatment refractory Merkel cell carcinoma and cutaneous squamous cell carcinoma patients," said Dr. Douglas Feltner, Chief Medical Officer of Exicure.

The event will be webcast live today, September 16th at 10:30 am ET through a link on the Events and Presentations section of Exicure’s website. An archived webcast will also be available on Exicure’s website following the event. To RSVP for the event, please use the link here (https://troutaccess.com/investor.php/c/ExicureKOLDay2020) or email rjohn@troutgroup.com.

Description of the Trial

The objectives of the Phase 1b dose-escalation stage of the clinical trial were to evaluate the safety, tolerability, pharmacokinetics, and pharmacodynamics of cavrotolimod alone and in combination with pembrolizumab, and to identify a recommended Phase 2 dose. Cavrotolimod was dosed weekly for 8 weeks then every three weeks thereafter. Pembrolizumab was added to the treatment regimen starting in week three of the study. The first two weeks of the trial, the period in which only cavrotolimod was dosed, allowed for the assessment of cavrotolimod safety, tolerability, pharmacokinetics and pharmacodynamics alone. Efficacy was assessed every 12 weeks. Twenty patients have been enrolled and dosed in the dose-escalation stage of the trial consisting of: ten (10) melanoma patients, five (5) MCC patients, two (2) CSCC patients, two (2) head and neck squamous cell carcinoma patients, and one (1) leiomyosarcoma patient. At the time of enrollment, 85% of patients were experiencing progressive disease while on anti-PD-1 antibody therapy.

Highlights from the data

Highlights from the data update include:

–Confirmed ORR 21% (4/19 patients) overall in the Phase 1b dose-escalation stage
–Confirmed ORR 33% (2/6 patients) in the highest dose cohort (32 mg), which was selected as Phase 2 recommended dose
–Overall responses occurred in two patients with advanced MCC and two patients with melanoma
–Three of four responders were progressing on anti-PD-1 therapy at the time of enrollment
–In addition to the four confirmed responses, target tumor shrinkage occurred in one CSCC patient and two melanoma patients. Systemic (abscopal) effects were observed, with regression in noninjected tumors distant from injected lesions.
–The cavrotolimod pharmacodynamic profile corroborated the efficacy data, as increased serum cytokines/chemokines, activated immune cells, and tumor infiltration by immune cells were observed.

The median duration of response has not been reached as all four confirmed responders have not progressed after a median follow-up of 11 months. The longest response to date is 16 months from initial dosing and is ongoing as of the data cut-off date.

Exicure continues to observe that cavrotolimod is well tolerated with 98% of all treatment-emergent adverse events (AEs) assessed as Grade 1 or 2 in severity. No treatment-related serious adverse events were reported to date. The most common adverse events were flu-like symptoms and injection site reactions, which are commonly expected effects from a TLR9 mechanism of action.

Updated guidance

Exicure expects to provide interim ORR results from the MCC and CSCC cohorts of the Phase 2 portion of the clinical trial in the first half of 2021 and final ORR results by year end 2021.

About Exicure, Inc.

Exicure, Inc. is a clinical-stage biotechnology company developing therapeutics for neurology, immuno-oncology, inflammatory diseases and other genetic disorders based on our proprietary spherical nucleic acid, or SNA technology. Exicure believes that its proprietary SNA architecture has distinct chemical and biological properties that may provide advantages over other nucleic acid therapeutics and may have therapeutic potential to target diseases not typically addressed with other nucleic acid therapeutics. Exicure is in preclinical development of XCUR-FXN, an SNA–based therapeutic candidate, for the treatment of Friedreich’s ataxia (FA). Exicure's therapeutic candidate cavrotolimod is in a Phase 1b/2 clinical trial in patients with advanced solid tumors. Exicure is based in Chicago, IL and in Cambridge, MA.

For more information, visit Exicure’s website at www.exicuretx.com.

Exicure Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements in this press release other than statements of historical fact could be deemed forward looking including, but not limited to, statements regarding the company’s ongoing Phase 1b/2 clinical trial of cavrotolimod (AST-008) including the design, clinical development, therapeutic potential and clinical results and expectations as to the reporting of data;. The forward-looking statements in this press release speak only as of the date of this press release, and the company undertakes no obligation to update these forward-looking statements. Forward-looking statements are based on management’s current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: the risks that the ongoing COVID-19 pandemic may disrupt the company’s business and/or the global healthcare system more severely than it has to date or more severely than anticipated, which may have the effect of impacting or delaying the company’s ongoing Phase 1b/2 clinical trial; unexpected costs, charges or expenses that reduce the company’s capital resources; the company’s preclinical or clinical programs do not advance or result in approved products on a timely or cost effective basis or at all; the results of early clinical trials are not always being predictive of future results; the cost, timing and results of clinical trials; that many drug candidates do not become approved drugs on a timely or cost effective basis or at all; the ability to enroll patients in clinical trials; possible safety and efficacy concerns; regulatory developments; and the ability of the company to protect its intellectual property rights. For a discussion of other risks and uncertainties, and other important factors, any of which could cause the company’s actual results to differ from those contained in the forward-looking statements, see the section titled “Risk Factors” in the company’s Annual Report on Form 10-K for the year ended December 31, 2019, as updated by the company’s subsequent filings with the Securities and Exchange Commission. All information in this press release is as of the date of the release, and the company undertakes no duty to update this information, except as required by law.

# # #

For Media:
Karen Sharma
MacDougall
781-235-3060
ksharma@macbiocom.com

For Investors:
Thomas Hoffmann
Solebury Trout
+1-646-378-2931
thoffmann@troutgroup.com
3